EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350 (AS ADOPTED
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002)

          In connection with the Quarterly Report of ANV Security Group, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Weixing  Wang, Chief Executive Officer and Director of the Company, certify to my knowledge and in my capacity as an officer of the Company, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

          2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate, effective as of November 17, 2010.

/s/ Weixing Wang
Weixing Wang
Chief Executive Officer and Director
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to ANV Security Group, Inc. and will be retained by ANV Security Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.